Exhibit 1

10 December 2004

Manager Companies

Company Announcements Office

Australian Stock Exchange Ltd

Level 4, Stock Exchange Centre

20 Bridge St

Sydney NSW 2000

Dear Sir

Presentation by Rinker Materials management to Analysts — USA 9 December 2004

Please find attached presentations delivered by various members of the management of Rinker Materials to analysts and fund managers during a tour of the Rinker Materials’ operations in Orlando Florida USA on 9 December (overnight Sydney time).

Yours faithfully

Luke Keighery

Manager Investor Services

Rinker Group Limited     ABN 53003433118

Level 8, Tower B, 799 Pacific Highway, Chatswood NSW 2067 PO Box 5697, West Chatswood NSW 1515

Telephone (02) 9412 6600 Facsimile (02) 9412 6666

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Forward-looking statements

This presentation contains a number of forward-looking statements. Such forward-looking statements are not guarantees of future results or performance and involve risks, uncertainties and other factors, including: the general economic and business conditions in the United States and Australia; trends and business conditions in the building and construction industries; the timing and amount of federal, state and local funding for infrastructure; competition from other suppliers in the industries in which Rinker operates; changes in Rinker’s strategies and plans regarding acquisitions, dispositions and business development; Rinker’s ability to efficiently integrate past and future acquisitions; compliance with, and potential changes to, governmental regulations related to the environment, employee safety and welfare and other matters related to Rinker; changes in interest rates, weather and other natural phenomena, energy costs, pension costs; healthcare costs; and other risks and uncertainties identified in our filings with the Australian Stock Exchange and the U.S. Securities and Exchange Commission.

[LOGO]

[LOGO]

Dave Berger

Polypipe

POLYPIPE OVERVIEW

•      Second largest manufacturer of pressure rated polyethylene pipe in the United States.

•      Six manufacturing locations serve national market.

•      Product offering includes patented U-liner, sold through PLI.

•      200 non-union employees.

•      Annual production around 150 million pounds

•      Annual revenue around $90 million

•      ISO 9001:2000 certified.

2

MARKET SHARE/POSITION

Competitor	Market Share
Performance Pipe - (a)	55-65%
Rinker	10 - 15%
JM Manufacturing - (b)	5 - 10%
KWH	5 - 10%
USPoly	1 - 5%
All Others	1 - 5%

Resin Suppliers	Rank
Chevron Phillips Chemical	1
Dow	2
Equistar	3
BP Solvay	4
Formosa Plastics	5
All Others	6

(a) - Performance and CP Chem are a vertically integrated entity.

(b) - JM Manufacturing and Formosa Plastics are a vertically integrated entity. Formosa recently entered the pipe resin market.

3

LOCATIONS

[GRAPHICS]

4

MARKET CONDITIONS

Segment	% Share of 2004 Polyethylene Pipe Market
Oil & Gas Production	20
Potable Water	19
Gas Distribution	18
Conduit	13
Industrial & Mining	12
Sewer & Drain, other water	8
Irrigation / Agriculture	4
Landfill	1
Other	5

[GRAPHICS]

•      Oil & gas production market increases over prior year.

•      Down slope with telecom, current upturn based on oil and gas and water markets.

5

STRATEGY OVERVIEW

•      Spread Management

•      Resin pricing related to natural gas, capacity of suppliers

•      Attention to competitor’s pricing

•      Conversion Cost Reduction

•      Scrap Reduction

•      Overweight

•      Marketing

•      Territory Management

•      Quality Assurance

•      Safety

6

[LOGO]

Dave Berger

Prestress

PRESTRESS OVERVIEW

Key Statistics

•      Precast and Prestress concrete producer servicing building, highway, railroad & prison construction markets

•      7 plant locations in Nebraska, Kansas, Missouri, New Mexico, Oklahoma, and Indiana

•      700 employees

•      Annual production around 360m tons

•      Annual revenue around $100m

2

LOCATIONS

[GRAPHICS]

3

PRIMARY COMPETITORS

•      Cretex – WI, IA, IL

•      Coreslab – AR, AK, SC, CA, TX, FL, OK, AZ

•      Prestressed Services –KY, IN, OH

•      Concrete Industries - NE

•      CTI – IL, IN, OH

4

MARKET CONDITIONS

Product by Region
Region	Commercial	Bridge	Railroad
Nebraska/Iowa	X	X	X
N. Missouri/E. Kansas	X	X	X
Indiana	X
Oklahoma		X	X
New Mexico	X	X	X

Market Outlook
Nebraska/Iowa
N. Missouri/E. Kansas
Indiana
Oklahoma
New Mexico

5

STRATEGIC FOCUS

•      Risk Management

•      Contracts

•      Engineering

•      Design

•      Estimating

•      Operational Improvements

•      Pricing opportunities

•      Overhead consolidation

•      Divestment

•      Colorado, Indiana and Kentucky plants sold in last 12 months

6

[LOGO]

Karl H. Watson Jr.

West Division

RINKER WEST DIVISION*

•      Revenues – over $700 million

•      35 million tons of aggregates

•      Almost 7 million yards(3) of concrete

•      4 million tons of asphalt

•      14 million concrete block equivalent units

*YEM 04 numbers

RINKER WEST DIVISION

[GRAPHICS]

Arizona is by far the largest region

	Revenue		Funds		People
	Actual	%	Actual	%	Actual	%
Arizona	471	59%	371	59%	1788	55%
Nevada	134	17%	57	9%	550	17%
Northern CA	44	6%	38	6%	115	4%
Oregon/Vancouver	60	8%	54	9%	310	10%
Washington (Everett)	63	8%	46	7%	315	10%
Quarries	25	3%	58	9%	147	5%
Total	797	100%	624	100%	3,225	100%

As Arizona goes…the west follows

ARIZONA REGION

Business Overview

•      Revenues – over $ 400 million

•      20 million tons of aggregates, 4.5 million yards(3) of concrete, and 3 million tons of asphalt

•      Controls +300 million tons of reserves

•      Phoenix Market

•      1st in concrete

•      1st in asphalt

•      1st in aggregates

•      Tucson Market

•      1st in concrete

•      2nd in aggregates

•      4th in asphalt

Arizona Economy

•      Arizona ranked 5th in job growth, 2nd in population growth, 2nd in domestic migration and 5th in number of new residents.(1)

•      Single Family Housing permits up 20%. Estimated to be 78.7K in 2004.

•      PCA reported cement shipments up 14.7% through September.

•      Proposition 400 was passed in November. ½ cent sales tax for transportation funding.

Indications are for another positive year in ‘05

(1) ASU School of Business

ARIZONA REGION

Strategic Objectives

•      Maintain leading market share positions in downstream products (concrete and asphalt) by providing exceptional customer service

•      Expand margins with increasing cement, oil and aggregate prices.

•      Maintain leading market share position in aggregate by continually adding to our reserve base in current and future growth corridors

•      Bolt on acquisitions where appropriate

•      Reorganize around our High Performance Organization principles

NEVADA REGION

Business Overview

•      Revenues – over $100 million

•      Over 3 million tons of aggregates, 1.4 million yards(3) of concrete and 12 million concrete block equivalents

•      Controls 12 million tons of reserves

•      Nevada Region is:

•      2nd in concrete

•      2nd in aggregates

•      1st in block

Nevada Economy

•      Nevada is ranked 1st in job growth and 1st in population growth (fastest growing state for the past 17 years).

•      Job Growth 4.63%

•      Population Growth 3.4%

•      Single Family Housing permits up 41% through October despite the sharp fall off in the month of October.

•      Industrial and Commercial construction remains strong

•      PCA reported cement shipments up 20.5% through September.

Indications are for another positive year in ‘05

NEVADA REGION

Strategic Objectives

•      Recapture lost market share in concrete while maintaining the margin gains captured through the cement shortage.

•      Bring block plant on line successfully

•      Add to reserve base by green fielding a quarry in SW Clarke County.

•      Bolt on acquisitions where appropriate

•      Operational improvements in concrete and aggregates.

PORTLAND REGION

Business Overview

•      Revenue $50m

•      3.5m tons of aggregate, 250k cubic yards of concrete & 460k tons of asphalt

•      Controls approx 100m tons of aggregate reserves

•      Portland Region is:

•      1st in aggregate

•      3rd in concrete

•      3rd in asphalt

Portland Economy

•      Was hard hit by tech bubble popping but is rebounding in 2004

•      Negative job growth in 2001, 2002 and 2003.

•      Predicted to 1.8% job growth in 2004

•      Projected single family housing permits up 1.1% in 2004 on top of 14% growth in 2003

•      Total construction growth up 4.8% in 2004

•      PCA reported cement shipments up 8.8% through September

We have seen the bottom of the cycle.

Positive sentiment in the building community

PORTLAND REGION

Strategic Objectives

•      Maintain market share in aggregate and asphalt

•      Creep market share organically in concrete

•      Leverage our strong aggregate position to provide price leadership throughout all products

•      Reorganize around our High Performance Organization principles

•      Strong focus on operational improvements (productivity and overhead)

•      Strengthen reserve position

NORTHERN CALIFORNIA REGION

Business Overview

•      Revenues - $45 million

•      1 million tons of aggregates, 0.3 million yards(3) of concrete, and 0.15 million tons of asphalt

•      Controls 45 million tons of aggregate reserves. Limited in output

•      Northern CA, within its limited, geography is:

•      1st in concrete

•      3rd in asphalt

•      3rd in aggregates

Market Overview

•      Aggregate demand exceeds supply as a result of permit limitations on producers.

•      State budget deficit could influence infrastructure spending levels.

•      High prices in the Bay area continue to fuel demand in the surrounding markets.

•      California will add jobs this year for the first time since 2001.

Strategic Objectives

•      Creep organic share

•      Increase concrete capacity with a new plant in Napa.

•      Increase our aggregate sales cap through the permit review process.

•      Reorganize around our High Performance Organization principles

•      Maintain pricing discipline and leadership

EVERETT/SEATTLE REGION

Business Overview

•      Revenues - $65 million

•      2 million tons of aggregates, 300,000 yards(3) of concrete and 600,000 tons of asphalt

•      57 million tons of reserves

•      Everett is:

•      1st in concrete                    \

•      2nd in aggregate                                    Within Snohomish County

•      2nd in asphalt                    /

Market Overview

•      Seattle PMSA lost 94,000 jobs from its peak in Dec 2000 until June 2003. Hardest hit of all the regions

•      Since June 2003, Washington employers have added 41,300 jobs. At the current pace, however, it will not be until 2005 that the state surpasses the employment levels seen at the peak of the boom in December 2000. Washington Research Council June 2004

•      Single family housing permits up 5% in 04.

•      Boeing’s commitment to develop and build the 7E7 in Everett

•      Large infrastructure work in Everett with I-% widening and $1.3B Brightwater Sewerage Treatment Plant

Strategic Objectives

•      Maintain our share across all product lines

•      Reorganize around our High Performance Organization principles

•      Continue to decrease operating costs through productivity improvements in quarries and concrete

•      Pricing discipline in our two core markets

•      Funds reduction through land development sales

QUARRIES GROUP

Business Overview

•      Revenues - $30 million

•      4 million tons of crushed aggregates

•      8 aggregate facilities

•      Approximately 380 million tons of reserves

QUARRIES GROUP

[GRAPHICS]

Market Overview

•      Ft. Calhoun Stone is the market leader in aggregate sales in Omaha, Nebraska

•      Granite Canyon and Milford Quarry supply approximately 40% of the Union Pacific Railroad’s rail ballast needs under long-term contracts

•      Granite Canyon and Milford Quarry have supply contracts with WPRR and BNSE for rail ballast.

•      Guernsey Stone Company is a major supplier of concrete and asphalt aggregate to western Nebraska and eastern Wyoming.

•      Twin Mountain Rock is one of the largest producers of volcanic cinder products in the U.S.

Strategic Objectives

•      Maintain market share

•      Continue to reduce operating costs

RINKER WEST DIVISION

Wrap up

•      Kiewit integration is complete. Exceeding our acquisition model.

•      Reorganizing around High Performance Organization in all regions.

•      Implementing tried and true margin enhancement strategies where we have both leading and non leading market positions

•      Vigorous operational improvement initiatives (OIP) being identified and resourced.

•      Productivity

•      Purchasing

•      Overheads

[LOGO]

Hydro Conduit Division

1

Hydro Conduit Overview

•      A leading supplier of concrete pipe and products with 45 plants in 22 states. A national business consisting of a portfolio of local businesses.

•      Price & customers managed locally, but pricing strategies are coordinated and benchmarked centrally.

•      Raw materials purchased centrally. Each process is benchmarked against all Hydro Conduit plants, local management has an improved understanding of cost.

•      Annual sales of $450M+.

•      Annual volume in excess of 3M tons.

2

•      Share in markets served is strong at 40% - 45%; 20%-25% nationally. Hydro is number 1 or 2 in most markets.

•      End use segments:

•       Residential 40%

•       Non-Residential 20%

•       Streets & Highways 40%

•       Solid customer relationships.

•       Strong brand name, strong team.

•       Low cost position in many markets. Costs continue to improve.

3

Hydro Conduit Locations

[GRAPHICS]

4

Competitors

Hanson	Arizona, California, Florida, Louisiana, Mid-Atlantic, Ohio, Oklahoma and Texas

CRH (Old Castle)	North Carolina, Texas and California

Cretex	Kansas, Missouri and Iowa

5

Issues

•       Volumes are up 9.0%. This is consistent with US Cement consumption according to the Portland Cement Association. The PCA forecasts an increase of 2.9% for 2005.

•       In YEM 04, steel prices increased close to 60% from the prior year.

•       Cement supply was tight in 2004 and suppliers have been increasing price.

6

•       Hydro Conduit developed specific price strategies and targets for its sales teams to react to the steel and cement challenge. Price management, along with cost controls, offset the raw material increases.

•      HDPE, FCP & Metal: Substitute product producers continue to aggressively promote their products. All have experienced raw material cost increases.

•      American Concrete Pipe Association is focusing almost exclusively on combating substitute products. The new strategic plan is being implemented.

7

Cost Control Focus

•      Emphasis on activity based costing – cost / revenue. Top notch accounting systems allow detailed analysis resulting in actionable plans.

•      Strong benchmarking and operational improvement plans throughout the organization.

•      By plant, by machine, by product, by customer

•      “What gets measured, gets managed”

•      Controlled capital spending, managed centrally.

•      Overhead reductions.

8

•      Fixed Costs and Repairs are down from the prior half year.

•      Actively optimizing portfolio.

•      Farmington Precast            \

•      Dayton Precast                        Divested

•      Denver Prestress                /

•      Funds Employed down significantly through portfolio and capital management.

9

Safety

The trend in safety has plateaued.

•      Rinker is reacting with increased focus and new training programs aimed at front line supervisors.

•      TRIR continues to be the best in concrete pipe industry.

•      TRIR at 35% of OSHA comparative industry numbers.

10

Growth

•      Plant improvements in several markets.

•      Opportunities for market consolidation exist.

11